SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) March 31, 2006

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Sinclair Broadcast Group, Inc. (the “Company”) approved 2006 base salaries and cash bonuses for the year ended December 31, 2005.

In determining compensation, the Committee considered the Company’s operating performance, cash flow, pursuit of growth opportunities and achievement of business and operating objectives, all in light of economic conditions.  In addition, the Committee considered management’s recommendations for individual compensation awards.

The Committee established each individual executive’s base salary after considering a variety of factors, including the individual’s knowledge, experience, accomplishments, level of responsibility, and typical compensation levels for individuals with similar credentials.  Each named executive officer’s 2006 base salary is set forth on Exhibit 99.1, which is attached to and incorporated by reference into this report.

The Committee also approved the payment of a cash bonus to Steven Marks in the amount set forth on Exhibit 99.1.  Mr. Marks cash bonus for 2005 performance was based on the achievement of specific Company revenue and broadcast cash flow targets.  Other than Mr. Marks, no cash bonuses were awarded to the other named executive officers for the year ended December 31, 2005.

The Company intends to provide additional information regarding other compensation awarded to the named executive officers in respect of and during the year ended December 31, 2005 in the proxy statement for its 2006 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission on April 7, 2006.

Mr. Marks will have a 2006 bonus opportunity of up to $409,720, which will depend upon the achievement of specific Company revenue and broadcast cash flow targets.  The Company does not expect to award bonuses to the other named executive officers for 2006 performance.

On April 3, 2006, the Committee approved restricted stock awards for the year ended December 31, 2005.  The restricted stock awards were made pursuant to the Company’s 1996 Long-Term Incentive Plan.  The Committee established each individual executive’s restricted stock award after considering a variety of factors, including the individual’s and Company’s performance.  Each named executive officer’s 2006 restricted stock award is set forth on Exhibit 99.2, which is attached to and incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                         2006 Base Salaries and Cash Bonuses for the Year Ended December 31, 2005 for the Named Executive Officers

99.2                         2006 Restricted Stock Awards for the Year Ended December 31, 2005 for the Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Chief Accounting Officer

Dated: April 5, 2006